Exhibit 99.3

EDUCATORS MUTUAL LIFE INSURANCE COMPANY	REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints                      and                     , and each or any of them, with power of substitution in each, as proxies to represent the undersigned at the Special Meeting of Eligible Members of Educators Mutual Life Insurance Company (the “Company”) to be held at                          [address] on [day, date], at [time], local time, and at any adjournments or postponements thereof, as fully as the undersigned would be entitled to vote, if then personally present, upon any matter which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW. THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Name and Address will be imprinted here The proxy will stand out by being a different color.	IMPORTANT: PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE

PLEASE DETACH, MARK THE FOR OR AGAINST BOX, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

STOCK ORDER FORM	SEND OVERNIGHT PACKAGES TO: Eastern Insurance Holdings, Inc. Attn: Stock Information Center 202 North Prince Street Lancaster, PA 17608 ( ) -

Deadline: The Subscription Offering ends at 12:00 noon, Eastern Time, on                     , 2006. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) at the stock information center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Eastern Insurance Holdings, Inc. reserves the right to accept or reject improper order forms.

x $10.00 = $	The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 100,000 shares ($1,000,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 150,000 shares ($1,500,000). Payment for shares must be by check or money order payable to “Christiana Corporate Services, Inc.”. DO NOT MAIL CASH. For additional information and limits, see “The Offering - Limitations on Common Stock Purchases” beginning on page xx of the prospectus.

Purchaser Information (check the appropriate box that applies to you – check only one box)

☐ a.	Eligible Members - Educators Mutual Life Insurance Company (“Educators”) members under those policies in force as of March 17, 2005.

☐ b.	Employee Stock Ownership Plan

☐ c.	EML Legacy Participants - Directors, officers, managers, and employees of Educators and IBSi, LLC, as of March 17, 2005, and as of the closing date, and any other person who served as a director of Educators Mutual after January 1, 1998.

☐ d.	EHC Legacy Participants - Directors, officers, managers and employees of Eastern Holding Company, Ltd. (“EHC”) as of March 17, 2005 and as of the closing date.

☐ e.	Shareholders of EHC as of March 17, 2005.

☐ f.	Local Community – person residing in Lancaster County, Pennsylvania.

☐ g.	Licensed insurance producers as defined in the prospectus

☐ h.	Educators policyholders issued after March 17, 2005

☐ i.	General Public

Check if you are an Educators or EHC:	☐ Director	☐ Officer	☐ Employee

Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.) The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Eastern Insurance Holdings, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock that cannot be answered on the back of this form, please consult your legal advisor or call the Stock Information Center at (800) XXX-XXXX.

☐ Individual	☐ Individual Retirement Account (IRA)	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust - Under Agreement Dated

Name				SS# or Tax ID
Name				SS#
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated XXXXX xx, 2006 and understand I may not change or revoke my order once it is received by Eastern Insurance Holdings, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Pennsylvania law prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Eastern Insurance Holdings, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: This order is not valid if the Stock Order Form is not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the prospectus. By signing this order form you also state that you have read the Risk Factors found on page xx of the prospectus which describes the risks involved with this investment.

Signature	Date	Signature	Date

Office Use Only Date Rec’d / Check# $ Batch# Order # Category

EDUCATORS MUTUAL LIFE INSURANCE COMPANY	REVOCABLE PROXY

The Proposal

That the Eligible Members of Educators Mutual Life Insurance Company do hereby approve the Plan of Conversion adopted by the Board of Directors on March 17, 2005, as amended effective June 9, 2005 and November 17, 2005, including as an integral part of such Plan of Conversion the acquisition by merger of Eastern Holding Company, Ltd. pursuant to that certain Agreement and Plan of Reorganization by and among Eastern Insurance Holdings, Inc., Educators Mutual Life Insurance Company and Eastern Holding Company, Ltd., dated March 17, 2005, and including also the amendment of the Articles of Incorporation of Educators Mutual Life Insurance Company as set forth in the Plan of Conversion.

VOTE IN FAVOR OF THE PROPOSAL	VOTE AGAINST THE PROPOSAL
☐	☐

IMPORTANT: Please sign exactly as your name is printed. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date: , 2006

Signature	Date: , 2006

PLEASE MARK THE “VOTE IN FAVOR” OR THE “VOTE AGAINST” BOX AND DATE, SIGN AND RETURN THIS PROXY IN THE PROXY RETURN POSTAGE PRE-PAID ENVELOPE.

Stock Order Form Ownership Guide Stock Information Center (800) xxx-xxxx

All subscription orders are subject to the provisions of the Educators Mutual Life Insurance Company Plan of Conversion.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Stock may only be held in a self-directed IRA. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option.

Registration for IRAs:

On Name Line 1 - list the name of the broker or trust department followed by CUST or Trustee.

On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #.

Address will be that of the broker/trust department to where the stock certificate will be sent.

The social security/tax I.D. number(s) will be either yours or your trustees, as they direct.

Please list your phone numbers, not that of your broker.

Uniform Gift and Transfer To Minors Acts - For residents of Pennsylvania and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian followed by abbreviation “CUST.” On the second name line print the first name, middle initial and last name of the minor followed by the notation UTMA-PA or UGMA-Other State. List only the minor’s social security number.

Partnership/Corporation - Corporations/partnerships may purchase stock. Please provide the corporation/partnership’s legal name and Tax I.D. number.

Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

YOU ARE CORDIALLY INVITED

to a Community Investors Meeting

to learn more about the Conversion of

Educators Mutual Life Insurance Company (“Educators”), its

merger with Eastern Holding Company, Ltd. (“EHC”) and the

stock offering of

Eastern Insurance Holdings, Inc.

Senior executives of Educators, EHC and its investment bankers will present information and answer your questions about the Plan of Conversion and prospectus, as well as about the business and operations of Educators and EHC.

Tuesday XXXXX x, 2006	Wednesday XXXXX x, 2006
Building 1	Building 1
123 Main Street	123 Main Street
Lancaster, PA	Lancaster, PA
7:00 p.m.	7:00 p.m.

Stock Information Center and Hours:

Eastern Insurance Holdings, Inc.	Monday:	10 a.m. to 4 p.m.
202 North Prince Street	Tuesday:	9 a.m. to 4 p.m.
Lancaster, PA 17608	Wednesday:	9 a.m. to 4 p.m.
	Thursday:	9 a.m. to 4 p.m.
(xxx) xxx-xxxx	Friday:	9 a.m. to 12 p.m.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT INSURED OR GUARANTEED BY EASTERN INSURANCE HOLDINGS, INC., EASTERN MUTUAL LIFE INSURANCE COMPANY, THE PENNSYLVANIA DEPARTMENT OF INSURANCE OR ANY GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2006

To Group Benefits Policyholders and Their Insured Employees:

We are pleased to announce that the Board of Directors of Educators Mutual Life Insurance Company (“Educators” or “the Company”) has adopted a plan under which Educators will convert from a mutual insurance company into a stock insurance company named “Eastern Life and Health Insurance Company.” After it has converted, Educators will be owned by Eastern Insurance Holdings, Inc., a new holding company. The common stock of Eastern Insurance Holdings, Inc. will be offered for sale in a subscription offering, and the policyholders and certificate holders who were insured by Educators on March 17, 2005 (referred to as Educators’ “eligible members”) will have the opportunity to purchase shares in this offering before those shares are offered for sale to others.

In order to proceed with the conversion and the subscription offering, the Plan of Conversion must be approved by a vote of Educators’ “eligible members” at a Special Meeting to be held on [INSERT DATE]. We need your participation in this important vote.

To help you consider the Plan of Conversion and a related merger that is part of the plan, we have enclosed with this letter a Notice of Special Meeting which provides a brief overview of the Plan of Conversion. We also have enclosed a Proxy Statement and Prospectus which, together, provide a much more detailed description of the Plan of Conversion, the merger transaction and the offering of the shares of Eastern Insurance Holdings, Inc. Finally, we have enclosed a list of “frequently asked questions” and answers that may help in your review and consideration of the plan.

In order to vote on the Plan of Conversion you must either attend the Special Meeting and vote in person or you can complete the enclosed proxy card and mail it back to us. The proxy card is the detachable yellow-colored section at the top of the enclosed stock order form that includes your preprinted name and address. This proxy card should be signed and returned to us before the date of the Special Meeting, [INSERT DATE]. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided.

The Board of Directors of Educators Mutual Life Insurance Company unanimously adopted the Plan of Conversion because, among other reasons, the offering of shares will provide an opportunity for Educators Mutual Life Insurance Company policyholders and group insureds to become shareholders of Eastern Insurance Holdings, Inc. In connection with the offering, please remember:

•	There will be no change in the terms of your policies because of the Conversion.

•	Members have a right, but not an obligation, to subscribe for Eastern Insurance Holdings, Inc. common shares before they are offered to the public.

•	Like all stock, THE COMMON STOCK issued in this offering WILL NOT BE INSURED.

The enclosed Proxy Statement and Prospectus describe the offering of Eastern Insurance Holdings, Inc.’s common stock. If you are interested in purchasing common stock of Eastern Insurance Holdings, Inc., we would urge you to read these materials carefully. To purchase shares of the common stock, you must submit your Stock Order Form (enclosed) and payment prior to 12:00 noon, Eastern Time, on                             .

If you have additional questions regarding the stock issuance or your participation, please call or visit the stock information center at (        )         -             Monday from 10 a.m. to 4 p.m., Tuesday through Thursday from 9 a.m. to 4 p.m. and Friday from 9 a.m. to 12 p.m., at 202 North Prince Street, Lancaster, PA 17608.

Sincerely,

Robert M. McAlaine Chairman of the Board

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT INSURED OR GUARANTEED BY EASTERN INSURANCE HOLDINGS, INC., EDUCATORS MUTUAL LIFE INSURANCE COMPANY, EASTERN HOLDING COMPANY, LTD., THE PENNSYLVANIA DEPARTMENT OF INSURANCE OR ANY GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Group Benefits Policyholders, Their Insured Employees and Other Prospective Investors of Educators Mutual Life Insurance Company

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Eastern Insurance Holdings, Inc., the stock holding company for Educators Mutual Life Insurance Company, in offering shares of Eastern Insurance Holdings, Inc. common stock in a subscription offering pursuant to the Educators Mutual Life Insurance Company Plan of Conversion.

At the request of Eastern Insurance Holdings, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Eastern Insurance Holdings, Inc. common stock being offered to members of Educators Mutual Life Insurance Company and other persons until 12:00 noon, Eastern Time, on                     , 2006. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Eastern Insurance Holdings, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have additional questions regarding the stock offering or your participation, please call or visit the stock information center at (        )         -             Monday from 10 a.m. to 4 p.m., Tuesday through Thursday from 9 a.m. to 4 p.m. and Friday from 9 a.m. to 12 p.m., at 202 North Prince Street, Lancaster, PA 17608.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT INSURED OR GUARANTEED BY EASTERN INSURANCE HOLDINGS, INC., EASTERN MUTUAL LIFE INSURANCE COMPANY, EASTERN HOLDING COMPANY, LTD., THE PENNSYLVANIA DEPARTMENT OF INSURANCE OR ANY GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY…

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Educators Mutual Life Insurance Company from the mutual to the stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the Conversion does not obligate you to purchase stock and will not affect your policies.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Robert M. McAlaine Chairman Eastern Insurance Holdings, Inc.

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information call (        )         -            .

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT INSURED OR GUARANTEED BY EASTERN INSURANCE HOLDINGS, INC., EASTERN MUTUAL LIFE INSURANCE COMPANY, EASTERN HOLDING COMPANY, LTD., THE PENNSYLVANIA DEPARTMENT OF INSURANCE OR ANY GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

On March 17, 2005, the Board of Directors of Educators Mutual Life Insurance Company (“Educators”) unanimously adopted a Plan of Conversion to convert from a mutual insurance company to a stock insurance company and to issue common stock of Eastern Insurance Holdings, Inc., which will become the holding company of Educators, to eligible members of Educators and other eligible subscribers. Additionally, the Board unanimously approved an Agreement and Plan of Reorganization to merge with Eastern Holding Company, Ltd. (“Eastern”), which would occur at the same time as the conversion.

This brochure answers some of the most frequently asked questions about the stock issuance and about your opportunity to invest in the common stock of Eastern Insurance Holdings, Inc. (“Eastern Holdings”).

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHAT IS MEANT BY CONVERSION?

Educators presently operates as a mutual insurance company. It has no stockholders. Under the proposed Conversion, Educators’ capital stock will be purchased by a newly formed holding company, Eastern Holdings, which will offer shares of its common stock to Educators’ Eligible Members, a tax-qualified employee stock ownership plan, directors, officers, and employees of Educators and Eastern, and Eastern shareholders in a Subscription Offering and then to certain members of the general public in a Community Offering. Stock that is not sold in the Subscription and Community Offering will be offered to the general public in a Syndicated Community Offering.

WHY IS EDUCATORS CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

•	Facilitate the acquisition of Eastern;

•	Use of capital to expand Eastern’s workers’ compensation and related businesses.

WILL THE CONVERSION AFFECT MY INSURANCE COVERAGE?

No. Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

WILL ANY POLICY I HOLD WITH EDUCATORS BE CONVERTED INTO STOCK?

No. All policies will remain as they were prior to the Conversion. As an Eligible Member, you receive priority over the general public in exercising your right to subscribe for shares of common stock.

AM I REQUIRED TO PURCHASE STOCK IN THE OFFERING?

No one is required to purchase stock. However, you will be provided the opportunity to purchase stock consistent with the established priority of subscription rights.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Eastern Holdings is offering up to 7,475,000 shares of common stock, subject to adjustment up to 8,305,556 shares, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 100,000 shares of common stock. No person together with his or her associates or any group of persons acting in concert may purchase more than 150,000 sold in the offering.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order Form. Your order must be received by 12:00 noon, Eastern Time, on XXXXXX xx, 2006.

HOW MAY I PAY FOR MY SHARES?

You may pay by personal check, bank check or money order.

WILL THE STOCK BE INSURED?

No. Like any other stock, Eastern Holdings shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After the conversion, Eastern Holdings intends to consider a policy of paying a cash dividend. Eastern Holdings may decide not to pay a dividend. If Eastern Holdings decides to pay a dividend, there can be no assurance as to the amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including Eastern Holdings’ capital requirements, its financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that it will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have Eastern Holdings’ common stock quoted on the Nasdaq National Market under the symbol “EIHI.”

ARE EXECUTIVE OFFICERS AND DIRECTORS OF EDUCATOR’S AND EASTERN PLANNING TO PURCHASE STOCK?

Yes. The executive officers and directors of Educators and Eastern plan to purchase stock in an amount which represents 5.6% of the shares at the midpoint of the valuation range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

AM I REQUIRED TO VOTE?

No. Eligible Members are not required to vote. However, because the Conversion will produce a fundamental change in Educators’ corporate structure, the Board of Directors encourages all Eligible Members to vote.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF POLICYHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the meeting.

Eastern Insurance Holdings, Inc.

STOCK INFORMATION CENTER

202 North Prince Street

Lancaster, PA 17608

(xxx) xxx-xxxx

Monday:	10 a.m. to 4 p.m.

Tuesday:	9 a.m. to 4 p.m.

Wednesday:	9 a.m. to 4 p.m.

Thursday:	9 a.m. to 4 p.m.

Friday:	9 a.m. to 12 p.m.

STOCK OFFERING QUESTIONS AND ANSWERS

(LOGO)

Eastern Insurance Holdings, Inc.

(The Proposed Holding Company for Educators Mutual Life Insurance Company and Eastern Holding Company, Ltd.)

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT INSURED OR GUARANTEED BY EASTERN INSURANCE HOLDINGS, INC., EASTERN MUTUAL LIFE INSURANCE COMPANY, EASTERN HOLDING COMPANY, LTD., THE PENNSYLVANIA DEPARTMENT OF INSURANCE OR ANY GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.